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                                                                    EXHIBIT 23.9

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name in, to the description of our opinion letter under the caption "PLAN OF MERGER -- Opinions of BFP's Financial Advisors -- Salomon Brothers" in, and to the inclusion of our opinion letter as Appendix II to, the Proxy Statement/Prospectus of Brooks Fibers Properties, Inc. and WorldCom, Inc. which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of WorldCom, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            SALOMON BROTHERS INC

                                            By:     /s/ TERENCE KAWAJA

                                              ----------------------------------

                                              Name: Terence G. Kawaja
                                              Title:   Managing Director
New York, New York
December 22, 1997